                                                                    EXHIBIT 3.24

            PROGRESS PRECISION MACHINERY & TOOL MANUFACTURING LIMITED

                                 BY-LAW NO. TWO

                       A BY-LAW RESPECTING THE BORROWING
                      OF MONEY AND THE ISSUE OF SECURITIES

BE IT ENACTED by the Directors as a By-Law of PROGRESS PRESICION MACHINERY & TOOL MANUFACTURING LIMITED, as follows:

1.    The directors of the company may from time to time:

      (a) Borrow money upon the credit of the company and upon such terms as may be deemed necessary;

      (b)   Limit or increase the amount to be borrowed;

      (c) Issue bonds, debentures, debenture stock or other securities of the company for its lawful purposes, for such amounts and upon such terms as may be deemed expedient and pledge or sell the same for such sums and at such prices as the Directors shall determine.

      (d) Hypothecate, mortgage, charge or pledge any or all of the real or personal property including book debts and unpaid calls, rights, powers, undertakings and franchises to secure any such bonds, debentures, debenture stock or other securities or any money borrowed for the purpose of the Company.

2. The directors may from time to time authorize any director or directors, officer or officers, employee of the company, or other person or persons, whether connected with the company or not, to make arrangements with reference to the money borrowed or to be borrowed as aforesaid, and as to the terms and conditions of the loan thereof, and as to the securities to be given therefor, with power to vary or modify such arrangements, terms and conditions and to give such additional securities for any moneys borrowed or remaining due by the company as the directors of the company may authorize, and generally to mannage, transact and settle the borrowing of money by the company.

3. The directors may from time to time authorize any director or directors, officer or officers, employee of the company, or other person or persons, whether connected with the company or not to sign, execute and give on behalf of the company all documents, agreements and promises necessary or desirable for the purposes aforesaid and to draw, make, accept, endorse, execute and issue cheques, promissory notes, bills of exchange, bills of lading and other negotiable or transferable instruments, and the same and all renewals or substitutions therefore so signed shall be binding upon the company.

4. The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the company possessed by its directors or officers independently of a borrowing by-law.

      The foregoing by-law is hereby passed by the Directors of the Company pursuant to the Corporations Act, R.S.O. 1960, as evidenced by the respective signatures hereto of all the directors.

      DATED the 14th day of October, 1965.

                                                 /s/ IVAN MILANKOV
                                                 ---------------------
                                                 IVAN MILANKOV

                                                 /s/ MIROSLAVA MILANKOV
                                                 ---------------------
                                                 MIROSLAVA MILANKOV

                                                 /s/ JOVAN MILANKOV
                                                 ---------------------
                                                 JOVAN MILANKOV

                                                 /s/ NADA MILANKOV
                                                 ---------------------
                                                 NADA MILANKOV

      The foregoing by-law is hereby confirmed by all the shareholders of the Company pursuant to the Corporations Act, R.S.O. 1960 as evidence by their respective signatures hereto.

      DATED the 14th day of October, 1965.

                                                 /s/ IVAN MILANKOV
                                                 ---------------------
                                                 IVAN MILANKOV

                                                 /s/ MIROSLAVA MILANKOV
                                                 ---------------------
                                                 MIROSLAVA MILANKOV

                                                 /s/ JOVAN MILANKOV
                                                 ---------------------
                                                 JOVAN MILANKOV

                                                 /s/ NADA MILANKOV
                                                 ---------------------
                                                 NADA MILANKOV

            PROGRESS PRECISION MACHINERY & TOOL MANUFACTURING LIMITED

                                BY-LAW NO. THREE

                        RESPECTING THE BORROWING OF MONEY
                                 BY THE COMPANY

BE IT ENACTED as a By-law of the Company that:

1. The Directors may from time to time borrow money from THE BANK OF NOVA SCOTIA (herein called the "Bank") upon the credit of the Company on cheques, promissory notes, bills of exchange or otherwise in such amounts and subject to such terms as may be considered advisable; AND may assign, transfer, convey, hypothecate, mortgage, charge or pledge to or in favour of the Bank any property of the Company, real or personal, moveable or immoveable, present or future, including book debts, unpaid calls, rights, powers, undertaking, franchises and the Company's own debentures, as security for the fulfilment of any liabilities or obligations, present or future, of the Company to the Bank and may empower the Bank or any person or persons to sell by public or private sale, assign, transfer or convey from time to time any such property; AND may sign, make, draw, accept, endorse, execute and deliver on behalf of and in the name of the Company all such cheques, promissory notes, bills of exchange, drafts, acceptances, orders for the payment of money, warehouse receipts, bills of lading, agreements to give security, assignments, transfers, conveyances, hypothecs, mortgages, pledges, securities and other agreements, documents and instruments as may be necessary or useful in connection with the borrowing of money by and other banking business of the Company.

2. The Directors may authorize any one or more directors, officers, employees or agents of the Company to exercise any of the rights, powers and authorities conferred by this By-law upon the Directors.

3. The borrowing of money from the Bank from time to time heretofore under the authority of the Directors of the Company and the giving of security therefor are hereby ratified and confirmed.

4. This By-law shall continue in force as between the Company and the Bank until a By-law repealing this By-law shall have been validly passed and confirmed and a copy thereof, duly certified under the seal of the Company, shall have been delivered to the Bank and receipt thereof acknowledged by the Bank.

      The foregoing by-law is hereby passed by the Directors of the Company pursuant to the Corporations Act, R.S.O. 1960, as evidenced by the respective signatures hereto of all the directors.

      DATED the 15th day of October, 1965

                                                 /s/ Ivan Milankov
                                                 ---------------------
                                                 Ivan Milankov

                                                 /s/ Miroslava Milankov
                                                 ---------------------
                                                 Miroslava Milankov

                                                 /s/ Jovan Milankov
                                                 ---------------------
                                                 Jovan Milankov

                                                 /s/ Nada Milankov
                                                 ---------------------
                                                 Nada Milankov

      The foregoing by-law is hereby confirmed by all the shareholders of the Company pursuant to the Corporations Act, R.S.O. 1960 as evidenced by their respective signatures hereto.

      DATED the 15th day of October, 1965

                                                 /s/ Ivan Milankov
                                                 ---------------------
                                                 Ivan Milankov

                                                 /s/ Miroslava Milankov
                                                 ---------------------
                                                 Miroslava Milankov

                                                 /s/ Jovan Milankov
                                                 ---------------------
                                                 Jovan Milankov

                                                 /s/ Nada Milankov
                                                 ---------------------
                                                 Nada Milankov

                          PROGRESS PRECISION MACHINERY &

                           TOOL MANUFACTURING LIMITED

                                  BY-LAW NO. 4

Be it enacted by the Directors as a By-Law of Progress Precision Machinery & Tool Manufacturing Limited, as follows:

WHEREAS the Company is engaged in mutual business dealings with Myroslava Milankov which are of benefit to this Company, and has been requested by Myroslava Milankov to guarantee repayment of a loan to be made by Industrial Development Bank to Myroslava Milankov

AND WHEREAS it is desirable in the interests of this Company that such guarantee be granted NOW, THEREFORE, BE IT RESOLVED:

1. That this Company do guarantee repayment of a loan to be made to Myroslava Milankov by Industrial Development Bank of ONE HUNDRED AND FORTY THOUSAND AND TWENTY SIX DOLLARS repayable in and by one instalment of $456.00 due on the 23rd day of March, 1974, and followed by 143 monthly instalments of $990.00 on the 23rd day of each and every month from and including the 23rd day of April, 1974, to and including the 23rd day of February, 1986 and the balance of the said principal sum shall become due and payable on the 23rd day of March 1986

2.    THAT for the purpose of giving effect to such guarantee this Company do
      execute a mortgage of land and guarantee         to Industrial Development
      Bank, in the above terms.

3.    THAT the draft of the mortgage and Guarantee          in favour of said
      Industrial Development Bank to evidence and secure said loan which have been submitted to and examined by this meeting, be and the same are hereby approved.

4. THAT any one officer or director of the Company be and is hereby authorized to execute on behalf of this Company a mortgage of land and guarantee in or substantially in the form and terms of the said draft and to do all other things which they may consider to be necessary, desirable or useful for the purpose of carrying out and fulfilling the Company's obligations to the Bank.

                     Enacted this 23rd day of October 1973.

                                  /s/ Jovan Milankov
                                 ---------------------
 /s/ Ivan Milankov                      Secretary
-------------------
   President

                                   CERTIFICATE

      The undersigned, Secretary of Progress Precision Machinery and Tool Manufacturing Limited, hereby certifies that the foregoing By-Law was enacted at a meeting of the Directors of the said Company duly called and held, and was duly sanctioned and confirmed at a special general meeting of the shareholders of the Company properly convened on the 23rd day of October 1973, and that the said By-Law is in full force and effect.

      DATED at Toronto this 2nd day of November 1973.

      WITNESS the corporate seal of the Company.

                                                         /s/ Jovan Milankov
                                                       ------------------------
                                                            Secretary

13626 (Borrowing Authority)
Dominion, Alta, Man., N.B.,
Ontario. P.E.I. Que. or
Sask. Company

                   BY-LAW AUTHORIZING BORROWING AND PLEDGING

                            Progress Precision Inc.
                   -----------------------------------------
                               (Name of Company)

                  Incorporated under Ontario Corporations Act
                                     -------------------------
                                          (Name of Act)

      BE IT AND IT IS HEREBY ENACTED as a By-Law of the Company as follows:

                                  BY-LAW NO. 5

1.    That the Directors of the Company may from time to time:

      (a) borrow money upon the credit of the Company by obtaining loans or advances or by way of overdraft or otherwise;

      (b) issue, sell or pledge securities of the Company including bonds, debentures, debenture stock, for such sums on such terms and at such prices as they may deem expedient;

      (c) assign, transfer, convey, hypothecate, mortgage, pledge, charge or give security in any manner upon all or any of the real or personal, moveable or immoveable property, rights, powers, choses in action, or other assets, present or future, of the Company to secure any such securities or other securities of the Company or any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Company heretofore, now or hereafter made or incurred directly or indirectly or otherwise; and

      (d) without in any way limiting the powers herein conferred upon the Directors, give security or promises to give security, agreements, documents and instruments in any manner or form under the Bank Act or otherwise to secure any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Company heretofore, now or hereafter made or incurred directly or indirectly or otherwise.

2. That any or all of the foregoing powers may from time to time be delegated by the Directors to any one or more of the directors or officers of the Company.

                                   BY-LAW NO.6

                       a by-law relating generally to the
                   transaction of the business and affairs of
                             PROGRESS PRECISION INC.
                     (hereinafter called the "Corporation")

CONTENTS

1     Definitions & Interpretation             7     Meetings of Shareholders

2     Directors                                8     Shares

3     Meetings of Directors                    9     Dividends

4     Delegation                               10    Notices

5     Officers                                 11    Execution of Contracts

6     Protection of Directors, Officers and    12    Shareholders' Agreement
      Others

BE IT ENACTED as a by-law of the Corporation as follows:

1     DEFINITIONS & INTERPRETATION

1.1   In this by-law:

      (a) "Act" means THE BUSINESS CORPORATIONS ACT (ONTARIO), and the regulations thereunder, as amended from time to time, or any successor Act or regulations thereto, as the case may be;

      (b)   "Board" means the board of directors of the Corporation;

      (c)   "meetings of shareholders" includes annual and special meetings.

Unless it is otherwise provided for herein, any other words and expressions used in this by-law have the meaning attributed thereto in the Act.

1.2 Words importing the singular include the plural and vice versa, and words importing gender include the masculine, feminine and neuter genders.

2     DIRECTORS

2.1   Election and Term

      Shareholders of the Corporation shall at the first meeting of shareholders and at each succeeding annual meeting of shareholders, elect directors to hold office for a term expiring at the first annual meeting of shareholders following their election.

2.2   Resignation

      A director who is not named in the articles may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later. A director named in the articles shall not be permitted to resign from his office unless at the time the resignation is to become effective a successor is elected or appointed.

2.3   Removal

      Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed at an annual or special meeting remove any director or directors from office before the expiration of his term and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the directors.

2.4   Vacancies

      Subject to the Act, a quorum of the Board may fill a vacancy in the Board, except a vacancy resulting from an increase in the number of directors or in the maximum number of directors or from a failure of the shareholders to elect the number of directors. In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors, the Board shall forthwith call a special meeting of shareholders to fill the vacancy. If the Board fails to call such a meeting or if there are no such directors then in office, any shareholder may call the meeting.

3     MEETINGS OF DIRECTORS

3.1   Meetings by Telephone

      If all of the directors present at or participating in the meeting consent, any director may participate in a meeting of the Board or of a committee of the Board by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such meeting by such means is deemed for the purposes of the Act and this by-law to be present at that meeting.

3.2   Calling of Meetings

      The Board, a quorum of directors, the president or the secretary may at any time call a meeting of the Board to be held at the time and place determined by the Board or by the person calling the meeting. Meetings of the Board may be held at any place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the Board need not be held within Canada. Notice of every meeting so called shall be given to each director not less than forty-eight (48) hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act) before the day on which the meeting is to be held. A director may in any manner and at any time waive notice of a meeting of directors and attendance by a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

      If a quorum of directors is present, each newly elected Board may without notice hold its first meeting for the purposes of its organization and the appointment of officers immediately following the meeting of shareholders at which such Board was elected.

3.3 A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

3.4   Quorum

      Subject to the articles of the Corporation, a quorum at any meeting of the Board is:

      (a) where the articles set out the number of directors, a majority of that number, or

      (b) where the articles set out the minimum and maximum number of directors, a majority of the number of directors which then constitutes the Board.

3.5   Chairman of Directors' Meeting

      In the event that the Chairman of the Board, if any, the President or any Vice-President fails to assume the chairmanship of a meeting within 15 minutes after the time appointed for the holding of the meeting, the persons present at the meeting and entitled to vote thereat shall choose a person from their number to be the chairman of the meeting.

3.6   Votes to Govern

      At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

3.7   Disclosure of Interest in Contracts

      Every director or officer of the Corporation who is party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction, or a proposed material contract or transaction with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of his interest as required by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the Board or shareholders for approval even if such contract or transaction or proposed contract or transaction is one that in the ordinary course of the Corporation's business would not require approval by the Board or shareholders, and a director interested in a contract or transaction or proposed contract or transaction so referred to the Board shall not vote on any resolution to approve same except as provided by the Act.

3.8   Resolution in Lieu of Meeting

      A resolution in writing, signed by all of the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or a committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

4     DELEGATION

4.1   Managing Director and Committee of Directors

      The Board may appoint from their number a managing director who is a resident Canadian or a committee of directors, and delegate to such managing director or committee any of the powers of the Board except those which, under the Act, a managing director or committee of directors has no authority to exercise. A majority of the members of such committee shall be resident Canadians.

      The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all of the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. A meeting of such committee may be held at any place within or outside Ontario.

      Unless otherwise determined by the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extent that the committee does not establish rules to regulate its procedure, the provisions of this by-law applicable to meetings of the Board shall apply mutatis mutandis.

5     OFFICERS

5.1 Subject to the articles and any unanimous shareholder agreement, the Board may from time to time appoint a president, one or more vice presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. The Board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Two or more offices of the Corporation may be held by the same person.

5.2   Chairman of the Board

      The Board may from time to time appoint a chairman of the Board who shall be a director. If appointed, the chairman shall, subject to the provisions of the Act, the articles or any unanimous shareholder agreement, preside at all meetings of the shareholders and the Board and have such other powers and duties as the Board may specify. During the absence or disability of the chairman of the Board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

5.3   President

      Subject to any duties imposed upon the chairman of the Board, if one is appointed, the president shall preside at all meetings of the shareholders and of the Board and is responsible for the general supervision of the business of the Corporation.

5.4   Vice-President

      During the absence or inability of the President to act, his duties shall be performed and his powers shall be exercised by the vice-president, or if there is more than one, by the vice-president selected by the Board. A vice-president shall also perform such duties and exercise such powers as the president or the Board may from time to time delegate to him.

5.5   Secretary

      The secretary shall:

      (a) attend all meetings of the directors, shareholders and committees and enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings;

      (b) give or cause to be given all notices required to be given to shareholders, directors, officers, auditors and members of committees;

      (c) be the custodian of all books, papers, records, documents, corporate seals, if any, and other instruments of the Corporation, except when some other officer or agent of the Corporation has been appointed for that purpose by resolution of the Board.

      The secretary may delegate his duties to a nominee from time to time.

5.6   Treasurer

      The treasurer shall keep or cause to be kept full and accurate accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the Board whenever required of him, an account of the financial affairs of the Corporation.

5.7   Powers and Duties of Other Officers

      The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the president otherwise directs.

5.8   Variation of Powers and Duties

      The Board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

5.9   Term of office

      The terms of employment of the officers shall be settled by the Board. In the absence of written agreement to the contrary, each officer holds office until he resigns, his successor is appointed or he is removed by the Board at its pleasure.

6     PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1   Limitation of Liability

      No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

6.2   Indemnity

      Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if:

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

7     MEETINGS OF SHAREHOLDERS

7.1   Annual meetings

      The annual meeting of shareholders shall be held at the time and place determined by the Board, the president or the secretary for the purpose of considering the financial statements and reports required by the Act to be read or laid before the shareholders of the Corporation at an annual meeting, electing directors, appointing an auditor, if any, and fixing or authorizing the Board to fix the auditor's remuneration and for the transaction of such other business as may properly be brought before the meeting.

7.2   Special Meetings

      Subject to the Act, the Board, the president or the secretary may at any time call a special meeting of the shareholders of the Corporation to be held at the time and place determined by the Board or the person calling the meeting.

7.3   Notice of Meetings

      Notice of the time and place of each meeting of the shareholders shall be sent not less than ten (10) and not more than fifty (50) days before the date of the meeting to each director, to the auditor, if any, and to each shareholder entitled to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the minutes of an earlier meeting, financial statements the auditors' report, if any, election of directors and reappointment of the incumbent auditor, if any, shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

7.4   Scrutineers

      At each meeting of the shareholders one or more scrutineers may be appointed to serve at the meeting by a resolution of the meeting or by the chairman of the meeting with the consent of the meeting. Such scrutineers need not be shareholders of the Corporation.

7.5   Persons Entitled to be Present

      The only persons entitled to attend a meeting of shareholders are those persons entitled to vote thereat, the directors of the Corporation, the auditors of the Corporation, if any, and others who are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.6   Quorum

      Holders of 51% of the issued shares entitled to vote at a meeting of shareholders, whether present in person or represented by proxy constitute a quorum for the transaction of business at any meeting of shareholders. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting.

7.7   Proxies

      (a) A shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder, or one or more alternative proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy.

      (b) A proxy shall be executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized and shall conform with the requirements of the Act.

7.8   Representative

      If a body corporate or association is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the Board of directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. An individual so authorized may exercise on behalf of the body corporate or association he represents all the powers it could exercise if it were an individual shareholder.

7.9   Votes to Govern

      Subject to the Act or the articles of the Corporation or any unanimous shareholder agreement, at all meetings of shareholders all questions proposed for the consideration of the shareholders shall be determined by the majority of the votes cast on the question. In the case of an equality of votes the chairman shall not be entitled to a second or casting vote.

7.10  Voting

      (a)   Show of Hands

      Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting. A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. Upon a show of hands every person present and entitled to vote has one vote. Whenever a vote by show of hands has been taken upon a motion, unless a ballot thereon is demanded, a declaration by the chairman of the meeting that the vote upon the motion has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting is prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion and the result of the vote so taken is the decision of the shareholders of the Corporation upon the motion. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

      (b)   Ballot

      Upon a ballot each shareholder who is present or represented by proxy is entitled, in respect of the shares which he is entitled to vote at the meeting upon the motion, to that number of votes provided by the Act or the articles in respect of those shares and the result of the ballot is the decision of the shareholders of the Corporation upon the motion.

7.11  Chairman of Shareholders' Meeting

      In the event that the chairman of the Board, if any, the president or any vice president fails to assume the chairmanship of a meeting in accordance with this by-law within 15 minutes after the time appointed for the holding of the meeting, the persons present at the meeting and entitled to vote thereat shall choose a person from their number to be the chairman of the meeting.

7.12  Resolution in Writing

      A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement or representation with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

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                                      -11-

8     SHARES

8.1   Share Certificates

      Every shareholder is entitled, at his option, to a share certificate, or to a non-transferrable written acknowledgement of his right to obtain a share certificate from the Corporation in respect of the shares of the Corporation held by him, but the Corporation is not bound to issue more than one share certificate in respect of a share or shares held jointly by several persons, and delivery of a share certificate to one of several joint shareholders is sufficient delivery to all.

      (a) A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or other authenticating agent of the Corporation.

      (c) Notwithstanding the foregoing, a fractional share certificate need not be manually signed.

8.2   Replacement of Share Certificates

      Where the registered holder of a share certificate claims that the share certificate has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue a new share certificate in place of the original share certificate if the owner:

      (a) so requests before the Corporation has notice that the share certificate has been acquired by a bona fide purchaser;

      (b) files with the Corporation an indemnity bond sufficient in the Corporation's opinion to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that it or any of them may suffer by complying with the request to issue a new share certificate; and

      (c) satisfies any other reasonable requirements imposed by the Corporation.

8.3   Lien on Shares

      The Corporation has a lien on each share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

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                                      -12-

8.4   Enforcement of Lien

      If any shareholder (the "Defaulting Shareholder") defaults in payment of any monies owing by such shareholder to the Corporation, which default continues for a period of 30 days after notice in writing of such default has been given by the Corporation to such shareholder, the Corporation may sell all or any part of the shares then registered in the name of the Defaulting Shareholder (the "shares) at a bona fide public or private sale or auction, at which sale or auction any director, officer or shareholder of the Corporation may purchase the shares or the Corporation may purchase the shares free of any right or equity of redemption, which right or equity is hereby expressly waived. The terms and manner of auction or sale shall be at the sole discretion of the Corporation. The Corporation may accept any offer which it in its absolution discretion considers advisable upon such terms, whether cash or credit or partly cash and partly credit, as it in its discretion considers advisable. Notice of any public or private sale or auction shall be given to the Defaulting Shareholder at least 15 days prior to the date on which such sale is to be held. The proceeds of such sale shall be used and applied firstly to the cost and expense of such sale incurred by the Corporation, including legal fees, secondly to reimburse the Corporation for out-of-pocket expenses incurred in connection with the sale and thirdly, for the payment in full of the monies due to the Corporation from any Defaulting Shareholder. The balance of the proceeds, if any, shall be paid to the Defaulting Shareholder. If the proceeds of the sale are insufficient to pay the amount due to the Corporation, then the Defaulting Shareholder shall remain liable to the Corporation for any such deficiency. The rights of the Corporation hereunder shall be in addition to any rights at law available to the Corporation for the enforcement of its liens or for the collection of the debt of the Defaulting Shareholder.

9     DIVIDENDS

9.1   Dividends

      Subject to the provisions of the Act, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully-paid shares of the Corporation or rights to acquire fully-paid shares of the Corporation.

      A dividend payable in cash shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which such dividend has been declared and mailed by prepaid ordinary mail postage prepaid to such registered holder at his recorded address, unless such holder otherwise directs in writing. In the case of joint holders the cheque shall, unless such joint holders otherwise direct in writing, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing or delivery of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

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                                      -13-

      In the event of non-receipt of any dividend cheque by the person to whom it is mailed or delivered as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount upon being furnished with such indemnity, reimbursement of expenses and evidence of non-receipt as the Board may from time to time prescribe, whether generally or in any particular case.

9.2   Joint Shareholders

      If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for the certificates issued in respect thereof and for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

10    NOTICES

10.1  Method of Giving Notice

      A notice or document required by the Act, the articles or the by-laws to be sent to a shareholder, director, auditor or member of a committee of the Board may be sent by prepaid mail addressed to, or may be delivered personally to:

      (a) the shareholder at his latest address shown in the records of the Corporation or its transfer agent; and

      (b) the director at his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

10.2  Notice to Joint Shareholders

      All notices with respect to any shares registered in more than one name may, if more than one address appears on the books of the Corporation in respect to such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

10.3  Signature of Notices

      The signature of any notice to be given by the Corporation may be written or printed or partly written and partly printed.

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                                      -14-

10.4  Omissions and Errors

      The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.5  Persons Entitled by Death or Operation of Law

      Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to any share or shares, shall be bound by every notice in respect of such share or shares which is duly given to the shareholder from whom he derives his title to such share or shares until such time as his name and address are entered on the books of the Corporation (whether it be before or after the event upon which he became so entitled).

10.6  Waiver of Notice

      Where a notice or document is required by the Act or by any by-law to be sent, the notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto.

11    EXECUTION OF CONTRACTS

11.1  Execution of Instruments

      Deeds, transfers, assignments, contracts and any other documents of the Corporation shall be signed on behalf of the Corporation by:

            the President alone.

      Any director or officer of the Corporation is hereby authorized and directed to sign any articles on behalf of the Corporation.

      Notwithstanding any provision to the contrary contained in the by-laws of the Corporation, the Board may at any time or times direct the manner in which and the person or persons by whom any particular deed, transfer, assignment, contract or other document, or any class of deeds, transfers, assignments, contracts or other documents, shall be signed.

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                                      -15-

11.2  Banking Arrangements

      All funds of the Corporation shall be deposited in its name in such account or accounts as are designated by the Board. Withdrawals from such account or accounts and the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money with the institution maintaining such account or account shall be made by such person or persons as the Board from time to time determines.

12    SHAREHOLDERS' AGREEMENT

12.1 Notwithstanding anything contained in this by-law and any amendment or supplement hereto, the provisions of this by-law and any amendment or supplement hereto shall be amended to the extent necessary to give effect to the provisions of any shareholders' agreement in force between the Corporation and its shareholders, and to the extent that there is any conflict between the provisions of this by-law and any amendment or supplement hereto and any such shareholders' agreement, the provisions of such shareholder's agreement shall prevail.

13    REPEAL

13.1. By-law No. 1 and any other by-laws inconsistent herewith be and the same are hereby repealed.

ENACTED by the Board on the 13th day of March, 2001.

/s/ Bosko Milankov                                 /s/ Bosko Milankov
----------------------                             -----------------------
Bosko Milankov                                     Bosko Milankov
President                                          Secretary

CONFIRMED by the shareholder(s) in accordance with the Act on the 13th day of March, 2001

                                                /s/  Bosko Milankov
                                                -------------------------------
                                                Bosko Milankov - Secretary